EXHIBIT 21
SUBSIDIARIES OF LITHIA MOTORS, INC.
(as of December 31, 2019)

NAME OF ENTITY	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
797 Valley Street LLC	New Jersey
Baierl Auto Parts, LLC	Pennsylvania
Baierl Automotive Corporation	Pennsylvania	Baierl Acura
Baierl Chevrolet, Inc.	Pennsylvania	Baierl Chevrolet Baierl Chevrolet Cadillac
Baierl Holding, LLC	Pennsylvania
Cadillac of Portland Lloyd Center, LLC	Oregon	Cadillac of Portland
Camp Automotive, Inc.	Washington	Camp Chevrolet Camp Cadillac
Carbone Auto Body, LLC	New York
Cranberry Automotive, Inc.	Pennsylvania	Baierl Toyota
Dah Chong Hong CA Trading LLC	Delaware
Dah Chong Hong Trading Corporation	New Jersey
Daron Motors LLC	New Jersey	DCH Academy Honda Academy Honda
DCH Bloomfield LLC	New Jersey	DCH Bloomfield BMW DCH Essex BMW Essex BMW BMW of Bloomfield Parkway BMW
DCH (Oxnard) Inc.	California	DCH Honda of Oxnard Honda of Oxnard Supercraft Auto Body & Paint DCH Used Car Superstore
DCH Auto Group (USA) Inc.	Delaware
DCH CA LLC	California	DCH Acura of Temecula DCH Acura Temecula
DCH Calabasas-A, LLC	California	Audi Calabasas
DCH California Investments LLC	California
DCH California Motors Inc.	California	DCH Toyota of Oxnard Toyota of Oxnard
DCH Del Norte, Inc.	California	DCH Lexus of Oxnard Lexus of Oxnard
DCH DMS NJ, LLC	New Jersey
DCH Essex Inc.	New Jersey	DCH Millburn Audi
DCH Financial NJ, LLC	New Jersey
DCH Freehold - V, LLC	New Jersey	DCH Volkswagen of Freehold

DCH Freehold LLC	New Jersey	Freehold Toyota DCH Freehold Toyota DCH Freehold Scion
DCH Holdings LLC	Delaware
DCH Investments Inc. (New Jersey)	New Jersey
DCH Investments Inc. (New York)	New York	Dah Chong Hong (USA)
DCH Korean Imports LLC	California	DCH Kia of Temecula
DCH Mamaroneck LLC	Delaware	DCH Toyota City
DCH Mission Valley LLC	California	DCH Honda of Mission Valley
DCH Monmouth LLC	New Jersey	BMW of Freehold
DCH Montclair LLC	New Jersey	Montclair Acura DCH Montclair Acura
DCH Motors LLC	New Jersey	Kay Honda DCH Motors DCH Kay Honda
DCH Nanuet LLC	New York	DCH Honda of Nanuet
DCH North America Inc.	Delaware
DCH NY Motors LLC	Delaware	DCH Wappingers Falls Toyota DCH Wappingers Falls Auto Group
DCH Oxnard 1521 Imports Inc.	California	DCH Audi of Oxnard Audi of Oxnard
DCH Riverside-S, Inc.	California	DCH Subaru of Riverside
DCH Simi Valley Inc.	California
DCH Support Services, LLC	New Jersey
DCH Temecula Imports LLC	California	DCH Honda of Temecula DCH Honda Temecula
DCH Temecula Motors LLC	California	DCH Chrysler Jeep Dodge of Temecula DCH Chrysler Jeep of Temecula DCH Dodge Temecula
DCH Thousand Oaks-F, Inc.	California	DCH Ford of Thousand Oaks
DCH TL Holdings LLC	Delaware
DCH TL NY Holdings LLC	Delaware
DCH Torrance Imports Inc.	California	DCH Toyota of Torrance Torrance Toyota
Driveway Motors, LLC	Delaware
Elizabeth Collision, LLC	Pennsylvania	Day Collision Center
Lithia Florida Holding, Inc.	Florida
Florida SS, LLC	Florida
Freehold Nissan LLC	New Jersey	DCH Freehold Nissan Freehold Nissan
Fuse Auto Sales, LLC	Oregon
Hutchins Eugene Nissan, Inc.	Oregon	Lithia Nissan of Eugene
Hutchins Imported Motors, Inc.	Oregon	Lithia Toyota of Springfield

LA Motors Holding, LLC	California
LAD Advertising, Inc.	Oregon	LAD Advertising LAD Printing The Print Shop at the Commons The Print Shop
LAD Carson-N, LLC	California	Carson Nissan
LAD Mission Viejo-JLR, Inc.	California	Jaguar Land Rover Mission Viejo
LAD Mobu, Inc.	Delaware
LAD-AU, LLC	California	Audi Downtown LA
LAD-MB, LLC	California	Mercedes-Benz of Downtown LA Downtown LA Motors
LAD-N, LLC	California	Nissan of Downtown LA
LAD-P, LLC	California	Porsche of Downtown LA
LAD-T, LLC	California	Toyota of Downtown LA
LAD-V, LLC	California	Volkswagen of Downtown LA
LBMP, LLC	Oregon	BMW Portland
LFKF, LLC	Oregon	Lithia Ford of Klamath Falls
LGPAC, Inc.	Oregon	Lithia’s Grants Pass Auto Center Xpress Lube
Lithia AcDM, Inc.	Iowa	Acura of Johnston
Lithia Aircraft, Inc.	Oregon
Lithia Anchorage-C, LLC	Alaska	Chevrolet of Wasilla
Lithia Anchorage-H, LLC	Alaska
Lithia Armory Garage, LLC	Delaware	Armory Chrysler Dodge Jeep Ram Fiat of Albany
Lithia Auction & Recon, LLC	Delaware	Auction & Recon
Lithia Auto Services, Inc.	Oregon October 10, 1996	Lithia Body & Paint Assured Dealer Services
Lithia Automotive, Inc.	South Dakota
Lithia BA Holding, Inc.	Delaware
Lithia Baierl-S, LLC	Pennsylvania	Baierl Subaru
Lithia BNM, Inc. (non‑operating)	Oregon
Lithia Bryan Texas, Inc.	Texas	Lithia Chrysler Jeep Dodge of Bryan College Station
Lithia Buffalo-A, LLC	Delaware	Ray Laks Acura of Buffalo
Lithia CCTF, Inc.	Idaho	Chevrolet of Twin Falls
Lithia CDH, Inc.	Montana	Lithia Chrysler Jeep Dodge of Helena
Lithia CIMR, Inc.	California	Lithia Chevrolet of Redding
Lithia CJDO, Inc.	Texas	All American Chrysler Jeep Dodge of Odessa
Lithia CJDSA, Inc.	Texas	All American Chrysler Dodge Jeep Fiat of San Angelo All American Autoplex
Lithia CJDSF, Inc.	New Mexico	Lithia Chrysler Dodge Jeep Fiat of Santa Fe
Lithia CM, Inc.	Texas	All American Chevrolet of Midland
Lithia CO, Inc.	Texas	All American Chevrolet of Odessa All American Collision
Lithia Community Development Company, Inc.	Oregon

Lithia Crater Lake-F, Inc.	Delaware	Crater Lake Ford Lincoln
Lithia Crater Lake-M, Inc.	Delaware	Crater Lake Mazda
Lithia CSA, Inc.	Texas	All American Chevrolet of San Angelo
Lithia DE, Inc.	Oregon	Lithia Chrysler Dodge Jeep Ram Fiat of Eugene
Lithia Des Moines-VW, LLC	Iowa	Lithia Volkswagen of Des Moines
Lithia DM, Inc.	Oregon	Lithia Chrysler, Jeep, Dodge Lithia Dodge Xpress Lube
Lithia DMID, Inc.	Texas	All American Dodge of Midland All American Chrysler Jeep Dodge of Midland
Lithia Dodge of Tri-Cities, Inc.	Washington	Lithia Dodge of Tri-Cities Lithia Chrysler Jeep Dodge of Tri-Cities
Lithia Eatontown-F, LLC	New Jersey	DCH Ford of Eatontown
Lithia Financial Corporation (previously Lithia Leasing, Inc. and Lithia Credit, Inc.)	Oregon	Lithia Leasing
Lithia FLCC, LLC	Texas	Access Ford Lincoln of Corpus Christy
Lithia FMF, Inc.	California	Lithia Ford of Fresno Lithia Ford Lincoln of Fresno
Lithia Ford of Boise, Inc.	Idaho	Lithia Ford Lincoln of Boise Lithia Ford of Boise Auto Credit of Idaho Lithia Body & Paint of Boise
Lithia Fresno, Inc.	California	Lithia Subaru of Fresno Fresno Mitsubishi
Lithia Hamilton-H, LLC	New Jersey	DCH Hamilton Honda
Lithia Hazleton-H, LLC	Pennsylvania
Lithia HDM, Inc.	Iowa	Honda of Ames
Lithia HGF, Inc.	Montana	Honda of Great Falls
Lithia HMID, Inc.	Texas	Hyundai of Odessa
Lithia HPI, Inc. (non‑operating)	Oregon
Lithia Idaho Falls-F, Inc.	Delaware	Lithia Ford of Idaho Falls Lithia Body and Paint of Idaho Falls
Lithia Imports of Anchorage, Inc.	Alaska	Lithia Anchorage Auto Body Lithia-Hyundai of Anchorage
Lithia JEF, Inc.	California	Lithia Hyundai of Fresno Genesis of Fresno
Lithia Klamath, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Klamath Falls Lithia Toyota of Klamath Falls Lithia Klamath Falls Auto Center Lithia Body and Paint of Klamath Falls
Lithia Klamath-T, Inc.	Oregon	Lithia Toyota of Klamath Falls
Lithia LBGGF, Inc.	Montana
Lithia LHGF, Inc.	Montana
Lithia LSGF, Inc.	Montana	Lithia Subaru of Great Falls
Lithia MBDM, Inc.	Iowa	Mercedes Benz of Des Moines European Motorcars Des Moines
Lithia McMurray-C, LLC	Pennsylvania

Lithia Medford HON, Inc.	Oregon	Lithia Honda
Lithia Middletown-L, LLC	New York	DCH Prestige Lexus of Middletown Lexus of Orange County
Lithia MMF, Inc.	California
Lithia Monroeville-A, LLC	Pennsylvania
Lithia Monroeville-C, LLC	Pennsylvania
Lithia Monroeville-F, LLC	Pennsylvania	Ford of Monroeville
Lithia Monroeville-V, LLC	Pennsylvania
Lithia Moon-S, LLC	Pennsylvania	Subaru of Moon Township
Lithia Moon-V, LLC	Pennsylvania	Day Apollo Volkswagen
Lithia Morgantown-CJD, LLC	West Virginia
Lithia Morgantown-F, LLC	West Virginia
Lithia Morgantown-S, LLC	West Virginia
Lithia Motors Support Services, Inc.	Oregon	Lithia’s LAD Travel Service
Lithia MTLM, Inc.	Oregon	Lithia Toyota Lithia’s Pre-Owned Outlet
Lithia NA, Inc.	Alaska	BMW of Anchorage MINI of Anchorage
Lithia NC, Inc.	California	Nissan of Clovis
Lithia ND Acquisition Corp. #1	North Dakota	Lithia Ford Lincoln of Grand Forks
Lithia ND Acquisition Corp. #3	North Dakota	Lithia Chrysler Jeep Dodge of Grand Forks
Lithia ND Acquisition Corp. #4	North Dakota	Lithia Toyota of Grand Forks
Lithia NDM, Inc.	Iowa
Lithia NF, Inc.	California	Lithia Nissan of Fresno
Lithia Northeast Real Estate, LLC	New Jersey
Lithia NSA, Inc.	Texas
Lithia of Abilene, Inc.	Texas	Honda of Abilene
Lithia of Anchorage, Inc.	Alaska	Lithia Chrysler Dodge Jeep Ram Fiat of Anchorage Lithia Value Autos
Lithia of Bend #1, LLC	Oregon	Bend Honda
Lithia of Bend #2, LLC	Oregon	Chevrolet Cadillac of Bend Lithia Body & Paint of Bend
Lithia of Bennington - 1, LLC	Vermont	Carbone Ford of Bennington
Lithia of Bennington - 2, LLC	Vermont	Carbone Hyundai of Bennington
Lithia of Bennington - 3, LLC	Vermont	Carbone Honda of Bennington
Lithia of Bennington - 4, LLC	Vermont	Carbone Toyota of Bennington
Lithia of Billings II LLC	Montana	Lithia Toyota of Billings
Lithia of Billings, Inc.	Montana	Lithia Chrysler Jeep Dodge of Billings
Lithia of Casper, LLC	Wyoming	Greiner Ford Lincoln of Casper
Lithia of Clear Lake, LLC	Texas	Subaru of Clear Lake
Lithia of Concord I, Inc.	California
Lithia of Concord II, Inc.	California

Lithia of Corpus Christi, Inc.	Texas	Lithia Dodge of Corpus Christi Lithia Chrysler Jeep Dodge of Corpus Christi
Lithia of Des Moines, Inc.	Iowa	BMW of Des Moines European Motorcars Des Moines Lithia Body and Paint of Des Moines
Lithia of Eureka, Inc.	California	Lithia Chrysler Dodge Jeep Ram Fiat of Eureka
Lithia of Fairbanks, Inc.	Alaska	Chevrolet Buick GMC of Fairbanks
Lithia of Great Falls, Inc.	Montana	Lithia Chrysler Jeep Dodge of Great Falls
Lithia of Helena, Inc.	Montana	Chevrolet of Helena
Lithia of Honolulu-A, Inc.	Hawaii	Acura of Honolulu
Lithia of Honolulu-BGMCC, LLC	Hawaii	Honolulu Cadillac Honolulu Buick GMC Honolulu Buick GMC Cadillac
Lithia of Honolulu-F, LLC	Delaware	Honolulu Ford
Lithia of Honolulu-V, LLC	Hawaii	Honolulu Volkswagen
Lithia of Killeen, LLC	Texas	All American Chevrolet of Killeen
Lithia of Lodi, Inc.	California	Lodi Toyota
Lithia of Maui-H, LLC	Hawaii	Island Honda
Lithia of Missoula II, LLC	Montana	Lithia Toyota of Missoula
Lithia of Missoula III, Inc.	Montana	Lithia Ford of Missoula
Lithia of Missoula, Inc.	Montana	Lithia Chrysler Jeep Dodge of Missoula Lithia Auto Center of Missoula
Lithia of Pocatello, Inc.	Idaho	Lithia Hyundai of Pocatello Lithia Chrysler Jeep Dodge of Pocatello Lithia Dodge Trucks of Pocatello
Lithia of Portland I, LLC	Oregon	Lithia Chrysler Dodge Jeep Ram of Portland
Lithia of Portland, LLC	Oregon	Buick GMC of Beaverton
Lithia of Robstown, LLC	Delaware	Chrysler Dodge Jeep Ram of Calallen
Lithia of Roseburg, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Roseburg Lithia Roseburg Auto Center
Lithia of Santa Rosa, Inc.	California	Lithia Chrysler Dodge Jeep Ram Fiat of Santa Rosa
Lithia of Seattle, Inc.	Washington	BMW Seattle
Lithia of South Central AK, Inc.	Alaska	Chevrolet of South Anchorage
Lithia of Spokane II, Inc.	Washington	Lithia Chrysler Dodge Jeep Ram of Spokane
Lithia of Spokane, Inc.	Washington
Lithia of Stockton, Inc.	California	Nissan of Stockton Kia of Stockton
Lithia of Stockton-V, Inc.	California	Volkswagen of Stockton
Lithia of TF, Inc.	Idaho	Lithia Chrysler Jeep Dodge of Twin Falls
Lithia of Troy, LLC	New York	Carbone Subaru
Lithia of Utica - 1, LLC	New York	BMW of Utica
Lithia of Utica - 2, LLC	New York	Don’s Ford
Lithia of Utica - 3, LLC	New York	Don’s Subaru
Lithia of Utica - 4, LLC	Delaware	Carbone Buick GMC Cadillac of Utica Carbone Cadillac of Utica
Lithia of Walnut Creek, Inc.	California	Diablo Subaru of Walnut Creek
Lithia of Wasilla, LLC	Alaska	Lithia Chrysler Jeep Dodge Ram of Wasilla

Lithia of Yorkville - 1, LLC	New York	Carbone Chevrolet Buick Cadillac GMC Carbone Chevrolet of Utica
Lithia of Yorkville - 2, LLC	New York	Carbone Chrysler Dodge Jeep Ram
Lithia of Yorkville - 3, LLC	New York	Carbone Honda
Lithia of Yorkville - 4, LLC	New York	Carbone Hyundai
Lithia of Yorkville - 5, LLC	New York	Carbone Nissan
Lithia Orchard Park-H, LLC	Delaware	Ray Laks Honda of Orchard Park Ray Laks Honda
Lithia Paramus-M, LLC	New Jersey	Prestige Mercedes-Benz of Paramus DCH Prestige Mercedes-Benz of Paramus Mercedes-Benz of Paramus
Lithia Pittsburgh-S, LLC	Pennsylvania	Subaru of South Hills
Lithia Ramsey-B, LLC	New Jersey	Prestige BMW of Ramsey DCH Prestige BMW of Ramsey BMW of Ramsey
Lithia Ramsey-L, LLC	New Jersey	Prestige Lexus of Ramsey DCH Prestige Lexus of Ramsey
Lithia Ramsey-M, LLC	New Jersey	Prestige MINI of Ramsey DCH Prestige MINI of Ramsey MINI of Ramsey Prestige MINI of Dutchess County DCH Prestige MINI of Dutchess County MINI of Wappingers Falls
Lithia Ramsey-T, LLC	New Jersey	Prestige Toyota of Ramsey DCH Prestige Toyota of Ramsey
Lithia Real Estate, Inc.	Oregon
Lithia Reno-CJ, LLC	Nevada	Lithia Chrysler Jeep of Reno
Lithia Reno-VW, LLC	Nevada	Lithia Volkswagen of Reno
Lithia Reno Sub-HYUN, Inc.	Nevada	Lithia Body & Paint
Lithia Rose-FT, Inc.	Oregon	Lithia Ford Lincoln of Roseburg Assured Dealer Services of Roseburg
Lithia Salmir, Inc.	Nevada	Lithia Hyundai of Reno
Lithia Sea P, Inc.	California	Porsche Monterey
Lithia Seaside, Inc.	California	BMW of Monterey
Lithia SOC, Inc.	Oregon	Lithia Subaru of Oregon City
Lithia Spokane-B, LLC	Washington
Lithia Spokane-S, LLC	Washington
Lithia SSP, LLC	Oregon
Lithia TA, Inc.	Texas	Lithia Toyota of Abilene
Lithia TO, Inc.	Texas	Lithia Toyota of Odessa
Lithia TR, Inc.	California	Lithia Toyota of Redding
Lithia Uniontown-C, LLC	Pennsylvania
Lithia VAuDM, Inc.	Iowa	Audi Des Moines
Lithia VF, Inc.	California
Lithia Wexford-H, LLC	Pennsylvania	Baierl Honda
LLL Sales Co LLC	California	DCH Gardena Honda Gardena Honda Gardena Honda, a DCH Company All-Savers Auto Sales & Leasing

LMBB, LLC	Oregon	Mercedes-Benz of Beaverton
LMBP, LLC	Delaware	Mercedes-Benz of Portland Smart Center of Portland
LMOP, LLC	Oregon	MINI of Portland
LSTAR, LLC	Oregon
Medford Insurance, LLC	Oregon
Milford DCH, Inc.	Massachusetts	DCH Toyota of Milford
Northland Ford Inc.	Pennsylvania	Baierl Ford
PA Real Estate, LLC	Pennsylvania
PA Support Services, LLC	Pennsylvania
Paramus Collision, LLC	New Jersey	Prestige Auto Body Prestige Collision Center
Paramus World Motors LLC	New Jerse	DCH Paramus Honda Paramus Honda Crown Leasing
Personalized Marketing, LLC	Oregon
RFA Holdings, LLC	Oregon
Sacramento-L, Inc.	California
Salem-B, LLC	Oregon	BMW of Salem
Salem-H, LLC	Oregon	Honda of Salem
Salem-V, LLC	Oregon	Volkswagen of Salem
Sharlene Realty LLC	New Jersey	DCH Brunswick Toyota Brunswick Toyota DCH Collision Center
Shift Portland, LLC	Oregon
Southern Cascades Finance Corporation	Oregon
Tampa-H, LLC	Florida
Tustin Motors Inc.	California	DCH Tustin Acura Tustin Acura
Wesley Chapel-H, LLC	Florida
Wesley Chapel-T, LLC	Florida
Zelienople Real Estate, L.L.C.	Pennsylvania
Zelienople Real Estate I, L.P.	Pennsylvania